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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Alliant Techsystems Inc. on Form S-8 of our report dated May 9, 2002, appearing in the Annual Report on Form 10-K of Alliant Techsystems Inc. for the year ended March 31, 2002.

                      /s/ Deloitte & Touche LLP

Minneapolis, Minnesota
January 6, 2003

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INDEPENDENT AUDITORS' CONSENT